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                               ARTICLES OF MERGER

                                     BETWEEN

                   AMERICAN REAL ESTATE INVESTMENT CORPORATION
                            (a Maryland corporation)

                                       AND

                             KEYSTONE PROPERTY TRUST
                    (a Maryland real estate investment trust)



     AMERICAN REAL ESTATE INVESTMENT CORPORATION, a corporation duly organized and existing under the laws of the State of Maryland ("AREIC"), and KEYSTONE PROPERTY TRUST, a real estate investment trust duly organized and existing under the laws of the State of Maryland ("KPT"), do hereby certify to the Maryland State Department of Assessments and Taxation that:

     FIRST: AREIC and KPT agree to merge.

     SECOND: The name and place of incorporation of each party to these Articles are AMERICAN REAL ESTATE INVESTMENT CORPORATION, a Maryland corporation, and KEYSTONE PROPERTY TRUST, a Maryland real estate investment trust. KPT shall survive the merger and shall continue under the name "KEYSTONE PROPERTY TRUST" as a real estate investment trust of the State of Maryland.

     THIRD: AREIC has its principal office in Baltimore City, Maryland and does not own an interest in land in the State of Maryland. KPT has its principal office in Baltimore City, Maryland.

     FOURTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each corporation party to the Articles in the manner and by the vote required by its Charter and the laws of the state of its incorporation. The manner of approval was as follows:

          (a) The Board of Directors of AREIC at a meeting of the Board of Directors duly held on April 21, 1999 adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at either an annual or special meeting of the stockholders of AREIC.


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          (b) Notice which stated that a purpose of the meeting was to act on the proposed merger was given by AREIC as required by law to each stockholder entitled to vote on the proposed merger and each stockholder not entitled to vote on the proposed merger.

          (c) The proposed merger was approved by the stockholders of AREIC at the annual meeting of stockholders held June 3, 1999 by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

     FIFTH: The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by each real estate investment trust party to the Articles in the manner and by the vote required by its Declaration of Trust and the laws of the state of its organization. The manner of approval was as follows:

          (a) The Board of Trustees of KPT by written consent dated April 30, 1999 signed by all the Trustees and filed with the minutes of proceedings of the Board of Trustees of KPT adopted a resolution which declared that the proposed merger was advisable on substantially the terms and conditions set forth or referred to in the resolution and directed that the proposed merger be submitted for consideration at either an annual or special meeting of the shareholders of KPT.

          (b) Notice which stated that a purpose of the meeting was to act on the proposed merger was given by KPT as required by law to each shareholder entitled to vote on the proposed merger and each shareholder not entitled to vote on the proposed merger.

          (c) The proposed merger was approved by the shareholders of KPT by unanimous written consent in lieu of a special meeting of the sole shareholder of KPT, dated April 30, 1999.

     SIXTH: No amendment to the Declaration of Trust of KPT is to be effected as a part of the merger.

     SEVENTH: The total number of shares of capital stock or shares of beneficial interest of all classes which AREIC or KPT, respectively, has authority to issue, the number of shares of each class which AREIC or KPT, respectively, has authority to issue, and the par value of the shares of each class which AREIC or KPT, respectively, has authority to issue are as follows:

          (a) The total number of shares of capital stock of all classes which AREIC has authority to issue is 65,000,000 shares, of which 800,000 shares are currently classified as Series A Convertible Preferred Stock (par value $.001 per share), 4,200,000 shares are currently classified as Series B Convertible Preferred Stock (par value $.001 per share), 800,000 shares are currently classified as Series C Convertible Preferred Stock (par value $.001 per share), and 59,200,000 shares

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     are currently classified as Common Stock (par value $.001 per share). The aggregate par value of all the shares of stock of all classes of AREIC is $65,000.

          (b) The total number of shares of beneficial interest of all classes which KPT has authority to issue is 65,000,000 shares of beneficial interest, of which 800,000 shares of beneficial interest are classified as Series A Convertible Preferred Stock (par value $.001 pershare), 4,200,000 shares of beneficial interest are classified as Series B Convertible Preferred Stock (par value $.001 per share, 800,000 shares of beneficial interest are classified as Series C Convertible Preferred Stock (par value $.001 per share), and 59,200,000 shares of beneficial interest are classified as Common Shares (par value $.001 per share). The aggregate par value of all the shares of beneficial interest of all classes of KPT is $65,000.

     EIGHTH: The merger does not increase the authorized stock of KPT.

     NINTH: The manner and basis of converting or exchanging issued stock of the merging corporation and shares of beneficial interest of the merging real estate investment trust into different stock of a corporation or shares of beneficial interest of a real estate investment trust or other consideration and the treatment of any issued stock of the merging corporation and shares of beneficial interest of the merging real estate investment trust not to be converted or exchanged are as follows:

          (a) Each issued and outstanding share of Common Stock of AREIC on the effective date of the merger shall, upon effectiveness and without further act, be converted into and become one Common Share of KPT. Each issued and outstanding share of Series A Convertible Preferred Stock of AREIC on the effective date of the merger shall, upon effectiveness and without further act, be converted into and become one share of beneficial interest of Series A Convertible Preferred Stock of KPT. Each issued and outstanding share of Series B Convertible Preferred Stock of AREIC on the effective date of the merger shall, upon effectiveness and without further act, be converted into and become one share of beneficial interest of Series B Convertible Preferred Stock of KPT. Each issued and outstanding share of Series C Convertible Preferred Stock of AREIC on the effective date of the merger shall, upon effectiveness and without further act, be converted into and become one share of beneficial interest of Series C Convertible Preferred Stock of KPT.

          (b) As soon as practicable following the effective time of the merger, each holder of issued and outstanding shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock of AREIC shall be entitled to surrender to KPT the certificates representing the shares of Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock of AREIC held by such holder immediately prior to the effective

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     time of the merger, and, upon such surrender, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of Common Shares or shares of beneficial interestof Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, or Series C Convertible Preferred Stock of KPT deliverable in respect thereof.

     TENTH: The directors of AREIC immediately before the effective time of the merger shall become the trustees of KPT at the effective time with the same trustee class designations and the same terms of office as with AREIC.

     ELEVENTH: The merger shall become effective on October 13, 1999, at 8:00 a.m., eastern time.

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     IN WITNESS WHEREOF, AMERICAN REAL ESTATE INVESTMENT CORPORATION and
KEYSTONE PROPERTY TRUST have caused these presents to be signed in their respective names and on their respective behalves by their respective presidents and witnessed by their respective secretaries on October 7, 1999.




WITNESS:                                   AMERICAN REAL ESTATE
                                             INVESTMENT CORPORATION
                                             (a Maryland corporation)



/s/  Timothy A. Peterson                   By:  /s/  Stephen J. Butte
Timothy A. Peterson,                                 Stephen J. Butte,
Secretary                                            Vice President



WITNESS:                                   KEYSTONE PROPERTY TRUST
                                             (a Maryland real estate investment trust)



/s/  Timothy A. Peterson                   By:  /s/  Stephen J. Butte
Timothy A. Peterson,                                 Stephen J. Butte,
Secretary                                            Vice President



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     THE UNDERSIGNED, Vice President of AMERICAN REAL ESTATE INVESTMENT
CORPORATION, who executed on behalf of the corporation the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Merger to be the corporate act of said corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /s/  Stephen J. Butte
                                                Stephen J. Butte,
                                                Vice President


     THE UNDERSIGNED, Vice President of KEYSTONE PROPERTY TRUST, who executed on behalf of the real estate investment trust the foregoing Articles of Merger of which this certificate is made a part, hereby acknowledges in the name and on behalf of said real estate investment trust the foregoing Articles of Merger to be the act of said real estate investment trust and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /s/  Stephen J. Butte
                                                Stephen J. Butte,
                                                Vice President



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